Exhibit 99.1

World First: TMC USA Submits Application for Commercial Recovery of Deep-Sea Minerals in the High Seas Under U.S. Seabed Mining Code

•	Following last week’s Executive Order, ‘Unleashing America’s Offshore Critical Minerals and Resources’, TMC USA has submitted applications to the National Oceanic and Atmospheric Administration (NOAA) for two exploration licenses and one commercial recovery permit under the Deep Seabed Hard Mineral Resources Act (DSHMRA)
•	The commercial recovery permit application advances TMC’s timeline ahead of its original June 27 application target, further strengthening the Company’s leadership in the deep-sea minerals sector
•	The application area for the commercial recovery permit, TMC USA-A_2, covers a total combined area of 25,160 square kilometers in the Clarion Clipperton Zone which includes areas that contain the Company’s already indicated and measured resources
•	TMC USA has also submitted two exploration license applications: TMC USA-A and TMC USA-B with a total combined area of 199,895 square kilometers
•	We believe the TMC USA-A and USA-B exploration areas contain SEC SK 1300-compliant resources of 1,635 million wet tonnes of polymetallic nodules, with an additional estimated 500 million tonnes of exploration upside. Together, the resource is estimated to contain approximately 15.5 million tonnes of nickel, 12.8 million tonnes of copper, 2.0 million tonnes of cobalt, and 345 million tonnes of manganese

NEW YORK, April 29, 2025 — TMC the metals company Inc. (Nasdaq: TMC) (TMC or the Company), an explorer of the world’s largest undeveloped resource of critical metals for infrastructure, defense, energy and future technologies, today announced that its U.S. subsidiary, The Metals Company USA LLC (TMC USA), has submitted applications for a commercial recovery permit and two exploration licenses under the Deep Seabed Hard Mineral Resources Act (DSHMRA) and National Oceanic and Atmospheric Administration (NOAA) implementing regulations which form the U.S. seabed mining code.

The submission follows last week’s Executive Order, ‘Unleashing America’s Offshore Critical Minerals and Resources,’ which directs the Department of Commerce to expedite permitting and the Departments of Defense and Energy to explore using the National Defense Stockpile and offtake agreements to secure seabed minerals essential to U.S. industrial resilience.

TMC USA’s applications are informed by over a decade of scientific research, environmental data collection, and proven offshore engineering by the Company and its partners, paving the way for responsible commercial development of deep-sea critical minerals and building upon the foundation laid by NOAA as a pioneer of deep-sea environmental research in the 1970s and 80s.

Gerard Barron, Chairman and CEO of The Metals Company, said: “Today marks a major step forward—not just for TMC USA, but for America’s mineral independence and industrial resurgence. With these applications, we are offering the United States a shovel-ready path to new and abundant supplies of nickel, copper, cobalt, and manganese—critical metals for energy, infrastructure, and defense. After continuous delay at the international level, the United States now has a clear opportunity to reclaim its leadership role in the deep sea and set a global standard for responsible, science-based deep-seabed resource development.”

“We have invested over a half a billion dollars and have spent more than a decade preparing for this moment, investing in deep-sea science, engineering and technology to build the world’s most advanced deep-sea minerals platform. With strong support from Washington and a stable, enforceable U.S. regulatory pathway, we look forward to delivering the world’s first commercial nodule project—responsibly, transparently, and economically—and to helping power a new era of American industrial strength.”

TMC USA’s commercial recovery permit application covers a proposed 25,160 square-kilometer area referred to as TMC USA-A_2 which includes areas that contain the Company’s already indicated and measured resources in the CCZ, located approximately 1,300 nautical miles south of San Diego.

We believe the TMC USA-A and USA-B exploration areas contain SEC SK 1300-compliant resources of 1,635 million wet tonnes of polymetallic nodules, with an additional estimated 500 million tonnes of potential exploration upside based on internal estimates. Together, the resource is estimated to contain approximately 15.5 million tonnes of nickel, 12.8 million tonnes of copper, 2.0 million tonnes of cobalt, and 345 million tonnes of manganese. These areas contain the Company’s estimated resources which are supported by existing SK 1300 Technical Report Summaries.

TMC USA’s strategic move under DSHMRA sets the foundation for an emerging industrial ecosystem expected to mobilize tens of billions of dollars in private sector investment across U.S. shipbuilding, port infrastructure, minerals processing and manufacturing, enabling the United States to secure new supplies of critical minerals.

NOAA is expected to make an initial determination as to whether TMC USA’s applications for exploration licenses are in full or substantial compliance with the applicable requirements under DSHMRA and its implementing regulations within 30 days of receipt and whether TMC USA’s application for a commercial recovery permit is complete within 60 days. NOAA is then expected to proceed with a full review of the applications, including environmental and technical evaluations.

About The Metals Company

The Metals Company is an explorer of lower-impact critical metals from seafloor polymetallic nodules, on a dual mission: (1) supply metals for building infrastructure, power generation, transmission, and batteries with net positive impacts compared to conventional production routes and (2) trace, recover and recycle the metals we supply to help create a metal commons that can be used in perpetuity. The Company through its subsidiaries holds exploration rights to two polymetallic nodule contract areas in the Clarion Clipperton Zone of the Pacific Ocean sponsored by the governments of the Republic of Nauru and the Kingdom of Tonga, and has conducted more than a decade of research into the environmental and social impacts of offshore nodule collection and onshore processing. More information at www.metals.co.

Contacts

Media | media@metals.co

Investors | investors@metals.co

Forward Looking Statements

This press release contains “forward-looking” statements and information within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “aims,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “may,” “plans,” “possible,” “potential,” “will” and variations of these words or similar expressions, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements regarding the Company’s applications for licenses and permits under DSHMRA; and NOAA’s review thereof as well as statements about the impact thereof on the Company, the United States, investments in U.S. industries and sectors and the supply of critical metals found in deep-sea polymetallic nodules; the strength, predictability, and enforceability of the U.S. regulatory regime; ; and the Company’s strategic, financial, and operational plans moving forward. The Company’s applications are subject to an initial determination by NOAA as to substantial compliance and completeness under DSHMRA, and there can be no assurance that such determination will be favorable, that the applications will proceed to full review without delay, or that NOAA will not request additional information, modifications, or clarifications prior to accepting the applications for full review or that any of the applications will lead to NOAA granting the Company any exploration licenses or a commercial recovery permit. The Company may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including, among other things: the Company’s strategies and future financial performance; the outcome of discussions and consultations with NOAA or other U.S. government officials; the Company’s ability to obtain required licenses and permits under DSHMRA or any other applicable U.S. laws or regulations; regulatory uncertainties and the impact of government regulation or political developments on the Company’s activities; the potential for legal or jurisdictional challenges to the Company’s rights or proposed operations in international waters; environmental risks and liabilities; the Company’s ability to develop sufficient data to support license and permit applications and satisfy environmental requirements; the Company’s ability to develop commercial operations, including onshore processing capabilities; risks associated with the Company’s limited operating history and need for additional financing; and other risks and uncertainties, any of which could cause actual results to differ from those expressed or implied in the forward-looking statements. These risks are described in greater detail in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the U.S. Securities and Exchange Commission (SEC) on March 27, 2025, and in any subsequent filings with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and the Company expressly disclaims any obligation to update any forward-looking statements contained herein, whether due to new information, future events, changed circumstances or otherwise, except as required by law.